                                                                   EXHIBIT 10.48

                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT

         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 31st day of March, 2000, by and between PNV Inc., a Delaware corporation ("PNV"), with its headquarters at 11711 NW 39th Street, Coral Springs, Florida 33065 and Williams TravelCenters, Inc., a Delaware corporation, ("Operator"), with its headquarters at 1101 Kermit Drive, Suite 800, Nashville, TN 37217.

         WHEREAS, Operator currently owns or operates twenty-eight (28) full-service travel plaza truckstops which are located at the addresses listed on Schedule 1 hereto; and (ii) may acquire or contract to operate other full-service travel plaza truckstops, all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as the "Truckstops"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (collectively, the "Services"); and

         WHEREAS, Operator desires to engage PNV to install the System and provide the Services at certain of the Truckstops.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Operator and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

         1. Purpose. The Parties hereby agree that PNV shall initially install the System and the parties shall operate the System and provide the Services at the Truckstop(s) on Schedule 1 pursuant to a build out schedule to be mutually agreed upon by the Parties.

         2.       Installation of Equipment.

                  (a) PNV shall, at its sole cost and expense, and in the manner herein provided, install and continually maintain at each Truckstop at which the Services are to be provided all equipment necessary to provide the Services including the following:

                           (i) equipment necessary for the provision and distribution of the Services.

                           (ii) outlet ports to parking spaces to provide users with access to the Services.

                           (iii) equipment to (a) monitor the use of the Services and (b) account for all receipts for billing and revenue sharing purposes.

All of the foregoing equipment as currently used by PNV is described on Schedule 2 hereto and is hereinafter, together with any additions or deletions to said equipment, collectively referred to as the "PNV Equipment". PNV reserves the right to make additions to and deletions from the PNV Equipment to be installed at each Truckstop. PNV shall provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. The Parties shall mutually determine the precise number and location of the truck parking spaces at which the Services shall be provided, taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as the Parties may deem relevant.

                  (b) Operator shall make available to PNV a sufficient area in which to install the PNV Equipment including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation of the Services (hereinafter collectively referred to as the "Equipment Area"). PNV shall be entitled to have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the PNV Equipment, the System and the Services.

                  (c) Prior to commencement of construction at any Truckstop, PNV shall obtain Operator's approval of the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any damage to the Truckstop which is caused by PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop.

                  (d) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall use its best efforts to: (i) minimize the disruption to traffic flow and parking space availability; and (ii) complete the installation of the System at each Truckstop within forty-five (45) days of commencement of the installation at each Truckstop.

                  (e) PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation and maintenance of the System and providing the Services. Operator shall assist PNV (at PNV's expense) in obtaining any such licenses, permits, or approvals upon PNV's reasonable request.

                  (f) The Parties agree that while PNV shall use reasonable efforts to complete the installation of the System at the Truckstops pursuant to the terms of this Agreement, PNV's obligations to install the System at any of the Truckstops is subject to: (i) Operator having ownership or control over such Truckstop at the time PNV commences installation of the System; (ii) confirmation that the Truckstop has, in PNV's sole discretion, a sufficient number of parking stalls to warrant installation; (iii) Operator authorizing PNV to use its standard construction methods and materials with respect to the installation of the System at such Truckstop; (iv) completion of satisfactory engineering and environmental surveys at such Truckstop; (v) confirmation that no part of the System crosses a public right of way adjacent to such Truckstop; (vi) receipt from Operator of all requested maps, blue prints and other relevant information relating to such Truckstop on a timely basis; and (vii) PNV not being able to complete any such installation because of any of the following: floods, civil unrest, acts of God; war; governmental interference or embargoes; labor strikes; failure of others to supply fuel, power, materials or supplies; transportation delays by third parties; or any other cause (whether or not similar to those described in this Section 2(f)) beyond the control of PNV.

                  (g) After completion of the installation of the System at a Truckstop, PNV shall provide Operator with notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").

         3.       Rights and Duties of The Parties With Respect To The PNV
Equipment.

                  (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. Operator acknowledges that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, Operator shall use its best efforts to insure that all material confidential information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

                  (b) Upon the termination of this Agreement for any reason, PNV shall have the right to: (i) remove, at its sole cost and expense, any or all of the PNV Equipment from each Truckstop; or (ii) if agreeable to Operator, sell or lease it to the Operator or its successors, nominees or assignees. PNV shall, if it elects to remove the System, restore each Truckstop as near as reasonably possible to the condition of such premises prior to the installation of the System, normal wear and tear excepted, but shall not be obligated to remove any underground cables.

         4.       Programming and Telecommunications Services to Be Provided.

                  (a) PNV shall make the Services available on the System as follows:

                           (i) PNV shall source and deliver a programming package consisting of a minimum of eleven
                                    (11) channels of entertainment programming.
                                    PNV shall pay the cost of all such
                                    programming. The current programming
                                    schedule to be broadcast by PNV is as set forth on Schedule 3. PNV may make changes to the programming schedule from time to time.

                           (ii) In addition to the eleven (11) channel entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising.

                           (iii) PNV may, with the consent of Operator, provide pay-per-view or other non-traditional cable channels or services as part of the Services.

                           (iv) PNV shall also provide telephone service to certain parking slots at each Truckstop. The current telephone services offered by PNV are set forth on Schedule 4. PNV shall, with Operator's prior consent, have the right to determine and make changes to the specific types of telecommunication services provided to a particular Truckstop from time to time. If the Parties mutually agree to permit PNV to provide phone service to areas of the Truckstops, other than the parking lot, the Parties shall mutually agree as to the profit allocations with respect to such services.

         5. Operation of the System and Sale and Promotion of the Services.

                  (a) Initially, upon installation of the System at any Truckstop, PNV shall train the Operator and its designated employees with respect to the maintenance and operation of the System and the promotion of the Services. PNV shall provide follow up training for Operator's personnel during working hours with respect to the promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by Operator from time to time. PNV shall, with the prior consent of Operator, be entitled to have its own employees or agents engage in the promotion of the Services at any Truckstop, provided that PNV's employees and agents shall not interfere with the operation of said Truckstop.

                  (b) Operator shall use its best efforts to assure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstops. The Parties may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. The Parties shall share the cost of implementing and funding any such mutually agreed upon incentive programs.

                  (c) Operator may develop and supply to PNV, at no cost to PNV, certain advertising and promotional materials relating to the Operator's truckstop system to be run on a single dedicated channel to be made available to Operator at no cost. Additional channels may be provided for Operator's use at mutually agreed upon charges. PNV may also develop and supply to Operator, at no cost to Operator, certain advertising and promotional materials relating to the System and the sale of the Services. Subject to each Party's approval and consent, Operator and PNV shall make reasonable efforts to utilize and display such materials at each Truckstop in order to promote the sale and promotion of the Services.

         6.       Maintenance of the PNV Equipment and the System.

                  (a) PNV shall maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular television programming and telecommunications services to home consumers.

                  (b) The day to day maintenance of the System shall be handled as follows:

                           (i) Operator's trained staff members shall: (i) replace failed connecting drop cables and accessories with equipment to be furnished by PNV at its cost; (ii) maintain the cable and phone boxes in the outside hookups in proper operating order, including cleaning and removal of debris (i.e. oil, dirt, ice, snow, etc.); and (iii) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at its cost.

                           (ii) If a mechanical problem arises other than through a failed connecting cable or accessory, Operator shall contact PNV by telephone at PNV's office. Unless extenuating circumstances exist, PNV shall, within forty-eight (48) hours, either authorize Operator to contact a designated repair technician or dispatch a designated repair technician to make the necessary repairs to the System. Charges for repairs will be billed directly to PNV.

         7. Term. Subject to Section 16, the term of this Agreement, as it applies to each Truckstop at which the System is installed, shall be for a period of ten (10) years commencing on the Truckstop Service Date and terminating on the tenth anniversary of the Truckstop Service Date (the "Term"). Subject to Section 16 and Operators written consent, the Term shall automatically be extended for a five (5) year renewal period (the "Automatic Renewal Term") provided that, as a condition to the commencement of the Automatic Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts (as defined on Schedule 5) set forth in Section A.1 of Schedule 5. Upon the expiration of the Automatic Renewal Period, PNV and Operator may mutually agree to additional five-year renewal terms.

                  (a) Notwithstanding the terms and conditions of this Agreement, PNV and Operator hereby agree that, if at any time after the fifth anniversary of this Agreement, Operator wishes to terminate this Agreement and to obtain services similar to the Services ("New Services") from a provider other than PNV, Operator shall provide PNV with written notice of the specifications for the New Services and the proposed provider of the New Services, if any, (the "New Service Notice") and PNV shall have the right of first refusal to provide the New Services to Operator based on the specifications set forth in the New Service Notice (the "Right of First Refusal"). In the event that PNV desires to exercise its Right of First Refusal, PNV shall provide written notice thereof ("First Refusal Notice") to Operator within thirty (30) days of receipt of the New Service Notice. For a period of thirty (30) days after the date of the First Refusal Notice, Operator and PNV will negotiate in good faith the terms upon which PNV will provide the New Services to Operator. If after such good faith negotiations, PNV and Operator are unable to agree upon the terms and conditions upon which PNV will provide Operator with the New Services or if PNV is unable to provide the New Services for any reason, then Operator shall pay PNV liquidated damages in accordance with Section 7(b) hereof and terminate this Agreement.

                  (b) If at any time after the fifth anniversary of this Agreement, (i) Operator terminates such Agreement after following the Right of First Refusal procedure set forth in Section 7(a) hereof or (if Operator does not intend to obtain New Services) for any other reason, or (ii) PNV terminates such Agreement as a result of Operator's material breach of such Agreement, then Operator shall pay PNV liquidated damages in the following amounts: (1) $200,000 for each applicable truckstop that contains up to 100 stalls and $2,000 for each additional stall over 100 if such termination occurs on or after the fifth anniversary of this Agreement and before the eighth anniversary of this Agreement; (2) $150,000 for each applicable truckstop that contains up to 100 stalls and $1,500 for each additional stall over 100 if such termination occurs on or after the eighth anniversary of this Agreement and before the ninth anniversary of this Agreement; (3) $100,000 for each applicable truckstop that contains up to 100 stalls and $1,000 for each additional stall over 100 if such termination occurs during the first quarter of the tenth year of this Agreement;
(4) $75,000 for each applicable truckstop that contains up to 100 stalls and $750 for each additional stall over 100 if such termination occurs during the second quarter of the tenth year of this Agreement; (5) $50,000 for each applicable truckstop that contains up to 100 stalls and $500 for each additional stall over 100 if such termination occurs during the third quarter of the tenth year of this Agreement; and (6) $25,000 for each applicable truckstop that contains up to 100 stalls and $250 for each additional stall over 100 if such termination occurs during the fourth quarter of the tenth year of this Agreement. In the event that Operator terminates this Agreement as a result of PNV's material breach of such Agreement, Operator shall not be required to pay PNV liquidated damages as specified in this Section 7(b) hereof.

         8.       Fees.

                  (a) All revenues and profits derived from the sale or provision of the Services at each Truckstop shall, during the Term (and any renewal terms) be allocated between PNV and Operator as set forth as Schedule 5 attached hereto.

                  (b) The books and records of the Operator and PNV pertinent to the Gross Receipts (as defined on Schedule 5), Net Profits (as defined on Schedule 5), Directly Related Expenses (as defined on Schedule 5), and other revenue and taxes received with respect to the sale of the Services for any calendar month shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party. The Parties acknowledge and agree that if PNV provides additional services over the System in the future, the revenue and profit allocations for such additional services may be agreed to by the Parties in the form of a letter agreement which shall constitute an amendment to this Agreement.

         9.       Exclusivity.

                  (a) PNV shall, for the Term of this Agreement (and any renewal terms) unless earlier terminated pursuant to Section 7, have the exclusive right to install the System and provide the Services to each Truckstop listed on Schedule 1.

                  (b) PNV shall, during the Term of this Agreement (and any renewal term) unless earlier terminated pursuant to Section 7, have: (i) the exclusive right to sell to Operator at competitive prices coaxial and phone cables for use with the Services provided by PNV; and (ii) the nonexclusive right to sell to Operator television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales.

         10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, for the Term of this Agreement (and any renewal term), access to the premises of each Truckstop at which the System is installed for purposes of maintaining, repairing, replacing and operating the System and providing the Services.

         11.      Representations and Warranties of PNV.

                  (a) PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

                  (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) In the event Operator's or PNV's right to use the System, the Services or the PNV Equipment is challenged, PNV will defend and indemnify Operator, its officers, directors, shareholders, employees and agents from any and all expenses (including reasonable attorneys' fees) and damages (of whatever kind or nature) relating to the challenge of such use.

Further, in the event Operator is not able to use the System or the Services during the term of this Agreement due to any such challenge, Operator may, subject to the terms of Section 16, terminate this Agreement and receive any amounts due to Operator as of the date of termination.

         All of the information contained in the representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         12.      Representations and Warranties of Operator.

                  (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any provision of Operator's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

                  (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         13.      Risk of Loss and Insurance; Indemnification.

                  (a) PNV shall bear the risk of loss and hereby indemnifies and holds harmless Operator for: (i) damage to or destruction of the PNV Equipment and the System installed at each Truckstop, except as provided in
Section 13(b); and (ii) injury to persons or damage to property arising from the installation of the PNV Equipment and the System (except to the extent such damage is occasioned by the gross negligence or willful misconduct of Operator, its employees, contractors or agents).

                  (b) Operator shall be responsible for the maintenance, repair or replacement of the PNV Equipment resulting from damage or destruction caused by the gross negligence or willful misconduct of the Operator, its employees, contractors or agents.

                  (c) Both Operator and PNV shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop at which the Services are provided against any personal injury or other claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that each Party is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear.

         14. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above.

         15.      Assignment.

                  (a) Operator may sell, assign, transfer or otherwise dispose of its interest in one or more of the Truckstops (through a change of control, sale of assets or otherwise) provided that the acquiror of such interest or assets shall assume the Operator's rights and obligations hereunder and shall be bound by the terms of this Agreement, in which case, PNV shall recognize the acquiror of such Truckstop as its Operator for purposes of this Agreement.

                  (b) PNV may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral. PNV may sell, assign, transfer or otherwise dispose of its interest in this Agreement provided that said acquiror shall assume all of PNV's rights and obligations hereunder and shall be bound by the terms of this Agreement.

         16. Breach. In the event that either party shall fail in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party.

         17. Ownership and Confidentiality. Operator recognizes and agrees that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. Operator recognizes the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services. Accordingly, Operator agrees to maintain and cause each of its employees and agents to maintain and keep strictly confidential all confidential information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. Operator further agrees that the "Park N' View" name and logo shall be and remain the property of PNV and all references by Operator to the System or the Services shall incorporate and/or refer to PNV by its full name (Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, Operator shall execute a no cost limited license agreement for the use of such service mark.

         18.      General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

                  To PNV:                Bill Buzbee
                                         Vice President, Business Development
                                         PNV Inc.
                                         11711 NW 39th Street
                                         Coral Springs, FL 33065
                                         Fax Number: (954) 745-7899

                  With a copy to:        James M. O'Connell, Esq.
                                         Kilpatrick Stockton, LLP
                                         3737 Glenwood Avenue
                                         Suite 400
                                         Raleigh, NC 27612
                                         Fax Number: (919) 420-1800

                  To Operator:           Williams TravelCenter, Inc.
                                         1101 Kermit Drive, Suite 800
                                         Nashville, TN 37217
                                         Fax Number: (615) 346-3173
                                         ATTN: Roger Booker, General Manager
                                               Marketing Services

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 18(a).

                  (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

                  (d) Press Releases. To the extent practical, PNV and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

                  (e) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                  (f) Applicable Law. This Agreement shall be governed by the laws of the State of Florida.

                  (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

                  (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

                  (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the Parties to this Agreement.

                  (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns (as determined under Section 15).

                  (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

                  (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Ft. Lauderdale, Florida in accordance with the then existing rules of the American Arbitration Association. PNV and Operator shall each select one arbitrator, and the two arbitrators shall select a third with the same qualifications. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be borne by the non-prevailing Party.

                  (m) Favored Nations. PNV and Operator agree that the profit or revenue allocations set forth in Schedule 5 attached hereto shall be amended to reflect any increased profit or revenue allocations provided to any third party truckstop operator with whom PNV enters into a similar contract provided that if such contract contains materially different terms and provisions than those contained herein (such as, for example, the term of such contract exceeds the Term of this Agreement or the Operator pays for installation of some or all of the System), Operator must agree to a comparable terms and provisions as a condition to its right to receive the increased profit or revenue allocations.

                  (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Operator and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

Williams TravelCenter, Inc., a                PNV INC., a
Delaware corporation                          Delaware corporation



By: /s/ James C. Alligood                     By:  /s/ Bill Buzbee
    James C. Alligood, President                   Bill Buzbee, Vice President-
                                                   Business Development

                                   SCHEDULE 1
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                   BY OPERATOR

--------------------------------------------------------------------------------
STORE #       CITY         STATE              ADDRESS                STATUS
--------------------------------------------------------------------------------
 3,360       Flowood        MS             I-20, Exit 47              Open
--------------------------------------------------------------------------------
 3,301       Dickson        TN            I-40, Exit 172              Open
--------------------------------------------------------------------------------
 3,361      Florence        SC            I-95, Exit 164              Open
--------------------------------------------------------------------------------
 3,329     Priceville       AL        I-65, Exit 334 @ Hwy 67         Open
--------------------------------------------------------------------------------
 3,374      Pendleton       KY             I-71, Exit 28              Open
--------------------------------------------------------------------------------
 3,371      Commerce        GA             I-85, Exit 52        Opening Dec '99
--------------------------------------------------------------------------------
 3,373        Ocala         FL             I-75, Exit 71        Opening Dec '99
--------------------------------------------------------------------------------
 3,363      Oak Grove       KY             I-24, Exit 86        Opening Nov. '99
--------------------------------------------------------------------------------
 3,368    Higginsville      MO             I-70, Exit 49        Opening Jan 2000
--------------------------------------------------------------------------------
 3,369       Biloxi         MS             I-10, Exit 44        Opening Dec '99
--------------------------------------------------------------------------------
 3,300       Cordele        GA             I-75, Exit 33              Open
--------------------------------------------------------------------------------
 3,366      Daleville       IN        I-69 @ Hwy 67, Exit 34          Open
--------------------------------------------------------------------------------
 3,372       Gaffney        SC             I-85, Exit 90              Open
--------------------------------------------------------------------------------
 3,375       Hebron         IN            I-65, Exit 240        Opening Dec '99
--------------------------------------------------------------------------------
 3,367     Evansville       IN             I-64, Exit 25        Opening Oct '99
--------------------------------------------------------------------------------
 7,332    Russellville      AR             I-40, Exit 84              Open
--------------------------------------------------------------------------------
 3,359      Kingsland       GA             I-95, Exit 2               Open
--------------------------------------------------------------------------------
 3,077    West Memphis      AR      (W) I-40, Exit 280 (S)I-55,       Open
                                              Exit 4
--------------------------------------------------------------------------------
 3,145     Rising Fawn      GA             I-59, Exit 1               Open
--------------------------------------------------------------------------------
 3,330       Lebanon        TN        I-40/Hwy 231, Exit 238          Open
--------------------------------------------------------------------------------
 3,380        Waco          TX            I-35, Exit 328        Opening Dec '99
--------------------------------------------------------------------------------
 3,146       Memphis        TN            4949 Lamar Ave              Open
--------------------------------------------------------------------------------
 3,238    Williamsburg      KY           481 West, Hwy 92             Open
--------------------------------------------------------------------------------
 3,296      Franklin        KY        Hwy 100 & I65, Exit #6          Open
--------------------------------------------------------------------------------
 3,362    West Monroe       LA            300 Well Road               Open
--------------------------------------------------------------------------------

SCHEDULE 2
LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Cable TV "billing" computer and software
Membership card dispenser
Telephone & Cable TV accessories for resale
Voice-mail service

                                   SCHEDULE 3
                      LIST OF CURRENT PROGRAMMING SCHEDULE

Current Programming Schedule:

             ======================================
             Channel #                    Program
             --------------------------------------
                02                        PLAYBOY

                04                          HBO

                05                          HBO2

                06                          HBO3

                07                       DISCOVERY

                08                         ESPN 2

                09                          FOX

                10                          DEN

                11                         CNN HN

                12                        WEATHER

                13                          ESPN

                14                          NBC

                15                          ABC

                16                          A&E

                17                          CBS

                18                          TNN

                19                          TNT

                20                          WGN

                21                          PNV

                                   SCHEDULE 4
                       LIST OF CURRENT TELEPHONE SERVICES

Current Telephone Services:

1+ calls
1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)

                                   SCHEDULE 5

                          REVENUE AND PROFIT ALLOCATION



              DESCRIPTION OF SERVICE OR SALE                                                        OPERATOR'S PORTION

A.   Gross Receipts Based Programs

     1.    Gross Receipts* from the sale of monthly and daily memberships                      35% for ten (10) year Term;
           and other services from the vending machine at each of                 40% for five (5) year Automatic Renewal Term
           Operator's Truckstop.

     2.    Gross Receipts* from the sale of Power Plans at each of               35% for first month of service and 10% for each
           Operator's Truckstop.                                                   additional month of service under Power Plan


     3.    Gross Receipts* from the sale of memberships by telemarketing           10% of each months receipts will be placed in a
           staff.                                                                   pool and allocated among all Truckstops based
                                                                                  upon the number of wired stalls at each Truckstop.

     4.    Gross Receipts** from sales to Fleets.                                  10% of each months receipts will be placed in a
                                                                                    pool and allocated among all Truckstops based
                                                                                  upon the number of wired stalls at each Truckstop.

B.   Net Profit Based Programs

     1.    Net Profits*** derived from Advertising.                                                       50%

     2.    Net Profits*** derived from Pay Per View.                                                      50%

     3.    Net Profits*** derived from sale of long                                                       35%
           distance phone time.

* Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

** Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services to fleets by PNV (but not third party sales agents) less the cost of 60 free minutes of phone time, direct sales commissions and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

*** Net Profits shall mean the aggregate gross revenue collected by PNV or Operator less Directly Related Expenses. Directly Related Expenses shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; (ii) sale, promotion and production of advertising, Pay-Per-View or long distance phone time; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising, Pay-Per-View or long distance phone time; (iv) fees paid to pay-per-view programmers; and (v) fees paid or costs incurred to provide long distance phone time. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising, Pay-Per-View or long distance phone time over the System.